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                                   Exhibit A

         Joint Filing Agreement pursuant to Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

         Each of the undersigned hereby agrees to be included in the filing of the Schedule 13D dated May 18, 1999 with respect to the issued and outstanding Common Stock of Abrams Industries, Inc. beneficially owned by each of the undersigned, respectively.

Dated May 27, 1999

                              Kandu Partners, L.P.

                              By: Kandu Management Corp., its general
                                  partner


                                  By: /s/ Bernard W. Abrams
                                      ---------------------------------
                                      Bernard W. Abrams, President


                              Kandu Management Corp.


                              By: /s/ Bernard W. Abrams
                                  ---------------------------------
                                  Bernard W. Abrams, President



                              /s/ Bernard W. Abrams
                              ---------------------------------
                                  Bernard W. Abrams